EXHIBIT 5

                [Letterhead of Corn Products International, Inc.]




                                                               December 29, 1997


Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C.  20549

         RE:      Corn Products International, Inc.
                  Registration Statement on Form S-8

Gentlemen:

     I am Vice President, General Counsel and Corporate Secretary of Corn Products International, Inc. (the "Company") and am rendering this opinion for the Company in connection with the preparation of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement covers shares of the Company's Common Stock, $.01 par value, offered under the Corn Products International, Inc. Savings Plan (the "Plan").

     In arriving at the opinion expressed below, I have examined and relied on or otherwise identified to my satisfaction, all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinion expressed below.

     Based on the foregoing, I advise you that it is my opinion that all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

     I express no opinion other than as to the federal laws of the United States of America, the laws of the State of Illinois and the General Corporation Law of Delaware.

     I hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above.

                                   Very truly yours,

                                   /s/ Marcia E. Doane
                                   -------------------------------------
                                   Marcia E. Doane
                                   Vice President,
                                   General Counsel and Corporate Secretary